Exhibit 99.2

News Release

Newell Brands Announces Board Change

HOBOKEN, NJ – March 8, 2018 – Newell Brands Inc. (NYSE:NWL) today announced that Kevin Conroy has resigned from the Newell Board of Directors for personal reasons. This change is currently effective.

“On behalf of the Board and the entire Newell team, I would like to thank Kevin for his many years of service to Newell, and for his steadfast and energetic support of our business strategy and our accelerated transformation plan,” said Michael T. Cowhig, Chairman of the Board. “We wish him well as he pursues an exciting new chapter.”

About Newell Brands

Newell Brands (NYSE: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’s®, Coleman®, Jostens®, Marmot®, Rawlings®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Rubbermaid Commercial Products®, Graco®, Baby Jogger®, NUK®, Calphalon®, Rubbermaid®, Contigo®, First Alert®, Waddington and Yankee Candle®. For hundreds of millions of consumers, Newell Brands makes life better every day, where they live, learn, work and play.

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

Contacts:

Investors:	Media:
Nancy O’Donnell	Michael Sinatra
SVP, Investor Relations and Corporate	Director, External
Communications	Communications
+1 (201) 610-6857	+1 (551) 574-8031
nancy.odonnell@newellco.com	michael.sinatra@newellco.com

or

James Golden / Ed Trissel
Joele Frank, Wilkinson Brimmer Katcher
+1 (212) 355-4449

221 River Street Hoboken, NJ 07030 +1 (201) 610-6600	NYSE: NWL www.newellbrands.com